FIRST CHARTER CORPORATION P. O. Box 37937 Charlotte, NC 28237-7937 (704)688-4300/(800)422-4650 fax (704)688-2148

                                                                                For Additional Information Contact:
                                                                                Chuck Caswell
                                                                                Chief Financial Officer
                                                                                704-688-1112

FOR IMMEDIATE RELEASE
June 29, 2005

First Charter Corporation Issues $35 Million
In Trust Preferred Securities

CHARLOTTE, NC - First Charter Corporation (NASDAQ: FCTR) today announced that it issued $35 million in floating rate trust-preferred securities through a private placement on June 28, 2005.  First Charter Capital Trust I, a Delaware statutory trust that was formed by First Charter Corporation, issued the securities. The transaction was priced at three-month Libor plus 169 basis points and it was the first time that the company has issued this type of security. Proceeds from the issuance will be used to reduce existing debt, support franchise growth and for other general corporate purposes.

Corporate Profile
First Charter Corporation is a regional financial services company with assets of $4.5 billion and is the holding company for First Charter Bank. First Charter operates 53 financial centers, seven insurance offices and 110 ATMs located in 18 counties throughout the piedmont and western half of North Carolina. First Charter also operates loan origination offices in Raleigh, NC and Reston, VA. First Charter provides businesses and individuals with a broad range of financial services, including banking, financial planning, funds management, investments, insurance, mortgages and a full array of employee benefit programs. Additional information about First Charter may be found by visiting www.FirstCharter.com or by calling 1-800-601-8471. First Charter's common stock is traded under the symbol "FCTR" on the NASDAQ National Market.

Forward Looking Statements
This news release contains forward-looking statements with respect to the financial conditions and results of operations of First Charter Corporation. These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) projected results in connection with the implementation of our business plan and strategic initiatives are lower than expected; (2) competitive pressure among financial services companies increases significantly; (3) costs or difficulties related to the integration of acquisitions or expenses in general are greater than expected; (4) general economic conditions, in the markets in which the Corporation does business, are less favorable than expected; (5) risks inherent in making loans, including repayment risks and risks associated with collateral values, are greater than expected; (6) changes in the interest rate environment reduce interest margins and affect funding sources; (7) changes in market rates and prices may adversely affect the value of financial products; (8) legislation or regulatory requirements or changes thereto adversely affect the businesses in which the Corporation is engaged; (9) regulatory compliance cost increases are greater than expected; and (10) the passage of future tax legislation, or any negative regulatory, administrative or judicial position, may adversely impact the Corporation. For further information and other factors which could affect the accuracy of forward looking statements, please see First Charter's reports filed with the SEC pursuant to the Securities Exchange Act of 1934 which are available at the SEC's website (www.sec.gov) or at First Charter's website (www.FirstCharter.com). Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management's judgments only as of the date hereof. The Corporation undertakes no obligation to publicly revise those forward looking statements to reflect events and circumstances that arise after the date hereof.